EXHIBIT 10.1
FIRST AMENDMENT
TO
LEASE
     THIS FIRST AMENDMENT TO LEASE (this “Amendment”) is made and entered into this the 1st day of September, 2005, by and between LJH, LTD. (“Landlord”), and AIRCRAFT INTERIOR DESIGN, INC. (“Tenant”).
     WHEREAS, Landlord and Tenant are parties to that certain Lease dated October 4, 2002 (the “Lease”); and
     WHEREAS, each of Landlord and Tenant desire to amend certain provisions of the Lease, all on the terms and conditions set forth herein.
     NOW, THEREFORE, Landlord and Tenant hereby agree as follows:
     1. Amendment of Section 2. Section 2 of the Lease shall be deleted in its entirety and replaced with the following:
2. TERM The term of this Lease shall consist of a fixed term, commencing on October 4, 2002 (the “Commencement Date”) and ending on August 31, 2005, and a variable term, commencing on September 1, 2005, and ending on the last day of the calendar month which is at least thirty (30) days after either party provides written notice to the other of termination of the Lease.
     2. Amendment of Subsection (a) of Section 6. Subsection (a) of Section 6 of the Lease shall be deleted in its entirety and replaced with the following:
(a) Tenant shall be permitted to use the Lease Premises for any and all lawful purposes, subject, however, to zoning ordinances, present or future constitutions, laws, statutes, ordinances, rules, regulation, other governmental order or controlling judicial determination of any federal, state, local, municipal or other governmental body, agency or authority having or asserting jurisdiction and all departments, commissions, boards and officers thereof (collectively, “Laws”), the orders, rules and regulations of the Board of Fire Insurance Underwriters and any similar bodies having or asserting jurisdiction thereof, now in effect or hereafter adopted by any governmental authority having or asserting jurisdiction and such conditions, restrictions and other encumbrances, if any, to which the Lease Premises are subject at the time of execution and delivery hereof.
     3. Other Terms Not Amended. Except as expressly set forth herein, the terms and provisions of the Lease shall remain in full force and effect and shall not be deemed modified, limited or otherwise amended by this Amendment.

     IN WITNESS WHEREOF, the parties hereto have duly executed this instrument under seal as of the day and year first above written.
LJH LTD.

By:	DLH Management, L.L.C.,
its General-partner

	By:	/s/ Lacy J. Harber

Lacy J. Harber, President
AIRCRAFT INTERIOR DESIGN, INC.

By:	/s/ Kevin Carter
Name:	KEVIN CARTER
Title:	V.P. TREASURER